Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Apere Enterprise Storage Solutions India Pvt. Ltd.	India
2	Byte Squared Limited	United Kingdom
3	Bytemobile European Development Center MEPE	Greece
4	Bytemobile Hong Kong Ltd.	Hong Kong
5	Bytemobile International Corp.	Delaware
6	Bytemobile Solutions Pvt Ltd	India
7	Bytemobile, Inc.	Delaware
8	Carbon Software Technologies Holdings Limited	Ireland
9	Citrix Application Networking LLC	Delaware
10	Citrix Finance Cayman LP	Cayman Islands
11	Citrix Global Holdings B.V.	Netherlands
12	Citrix Global Holdings UK Limited	United Kingdom
13	Citrix Holanda B.V.	Netherlands
14	Citrix Offshore Investments, Ltd.	Cayman Islands
15	Citrix Online Audio, LLC	Delaware
16	Citrix Online AUS Pty Ltd.	Australia
17	Citrix Online Service Provider Group, Inc.	Delaware
18	Citrix Overseas Holdings, B.V.	Netherlands
19	Citrix R&D India Private Limited	India
20	Citrix R&D Limited	United Kingdom
21	Citrix Sistemas de Argentina, S.R.L.	Argentina
22	Citrix Sistemas de Chile Ltda.	Chile
23	Citrix Sistemas de Colombia SAS	Colombia
24	Citrix Sistemas de Mexico, S. de RL de CV	Mexico
25	Citrix Sistemas do Brasil Ltda.	Brazil
26	Citrix Systems Asia Pacific Pty Ltd.	Australia
27	Citrix Systems Belgium S.A.R.L.	Belgium
28	Citrix Systems Bulgaria EEOD	Bulgaria
29	Citrix Systems Canada, Inc.	Canada
30	Citrix Systems Czech Republic SRO	Czech Republic
31	Citrix Systems Denmark ApS	Denmark
32	Citrix Systems Finland Oy	Finland
33	Citrix Systems France SARL	France
34	Citrix Systems GmbH	Austria
35	Citrix Systems GmbH	Germany
36	Citrix Systems Hong Kong Limited	Hong Kong
37	Citrix Systems India Private Limited	India
38	Citrix Systems Information Technology (Beijing) Ltd	China
39	Citrix Systems International GmbH	Switzerland
40	Citrix Systems Ireland Ltd	Ireland

41	Citrix Systems Italy S.r.L.	Italy
42	Citrix Systems Japan Kabushiki Kaisha	Japan
43	Citrix Systems Korea Limited	Korea
44	Citrix Systems Malaysia Sdn Bhd	Malaysia
45	Citrix Systems Netherlands, B.V.	Netherlands
46	Citrix Systems New Zealand Ltd.	New Zealand
47	Citrix Systems Norway AS	Norway
48	Citrix Systems Overseas Holding GmbH	Switzerland
49	Citrix Systems Poland Sp. Zo.o	Poland
50	Citrix Systems Puerto Rico Corp.	Puerto Rico
51	Citrix Systems Singapore Pte Ltd.	Singapore
52	Citrix Systems Slovakia SRO	Slovakia
53	Citrix Systems South Africa (Pty) Ltd.	South Africa
54	Citrix Systems Spain, SL	Spain
55	Citrix Systems Sweden AB	Sweden
56	Citrix Systems Taiwan Ltd	Taiwan
57	Citrix Systems Turkey YVH Ltd S	Turkey
58	Citrix Systems UK Limited	United Kingdom
59	Citrix Technologies GmbH	Switzerland
60	Citrixus Sistemas de Costa Rica SRL	Costa Rica
61	GetGo Audio LLC	Delaware
62	GetGo Communications LLC	Delaware
63	GetGo Communications Virginia LLC	Virginia
64	GetGo Germany GmbH	Germany
65	GetGo Holdings Bermuda Limited	Bermuda
66	GetGo, Inc.	Delaware
67	GetGo Investment LLC	Delaware
68	GetGo AUS Pty Ltd.	Australia
69	GetGo Software Technologies India Private Limited	India
70	GetGo Technologies Ireland Limited	Ireland
71	GetGo Technologies UK Limited	United Kingdom
72	Grasshopper Group, LLC	Massachusetts
73	Interconnect Medical, Inc.	California
74	Octoblu, Inc.	Delaware
75	Peninsula Finance LLC	Delaware
76	Peninsula Investment Corp.	Delaware
77	Podio ApS	Denmark
78	Podio, Inc.	Delaware
79	RightSignature LLC	California
80	Ringcube Software Tech Pvt Ltd.	India
81	Sanbolic, LLC	Delaware
82	ShareFile LLC	Delaware
83	Unti Acquisition Corp.	Delaware
84	Virtuall Solutions Ltd.	United Kingdom
85	Virtuall Solutions Sas	France